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                                                                  EXHIBIT 23.2






INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Metal Management, Inc. on Form S-4 of our report, dated April 22, 1997, on the Cozzi Iron & Metal, Inc. financial statements appearing in the Proxy Statement of Metal Management, Inc. dated November 20, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.



Deloitte & Touche LLP
Chicago, Illinois

July 10, 1998